Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Applied Digital Solutions, Inc. (the “Company”) on Form 10-Q for the quarter ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lorraine M. Breece, Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the
Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
/s/ Lorraine M. Breece
Lorraine M. Breece
Acting Chief Financial Officer
November 9, 2007
A signed original of this written statement required by Section 906 has been provided to Applied Digital Solutions, Inc. and will be retained by Applied Digital Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.